EXHIBIT 24 (b) (10) (b)

                       CONSENT OF BRIAN A. GIANTONIO, ESQ.


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To Whom It May Concern:

       I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 4 to the Registration Statement on Form N-4 (File No. 333-82916) filed by Phoenix Life Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.



Very truly yours,



/s/ Brian A. Giantonio
----------------------
Brian A. Giantonio, Vice President, Tax and ERISA Counsel
Phoenix Life Insurance Company



Dated: April 19, 2005